UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 20, 2009 (April 17, 2009)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
Since the voluntary petition filed by Fremont General Corporation (the “Company”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”) on June 18, 2008, the Company has diligently worked to resolve contingent and unliquidated claims, including various litigation matters. On April 17, 2009, the Company entered into conditional agreements with both the Office of the Attorney General of the Commonwealth of Massachusetts (the “Commonwealth”) and the State of California Insurance Commissioner (the “Commissioner”), as statutory liquidator of Fremont Indemnity Company, an indirect subsidiary of the Company (“Fremont Indemnity”) and as statutory conservator of Fremont Life Insurance Company in Conservation, an indirect subsidiary of the Company (“Life”), in each case, with respect to resolving outstanding litigation and disputes discussed below. Such settlement agreements are subject to Bankruptcy Court approval.
Massachusetts Attorney General Action
In October 2007, the Commonwealth filed a lawsuit in Massachusetts Superior Court in Suffolk County (“Superior Court”) alleging that the Company and its indirect wholly-owned subsidiary, Fremont Reorganizing Corporation (“FRC,” formerly known as “Fremont Investment & Loan”), engaged in unfair or deceptive practices in connection with the origination and servicing of residential mortgage loans made to residents of Massachusetts (the “Massachusetts Action”). The lawsuit was brought on behalf of the Commonwealth and such borrowers. The complaint sought injunctive relief, equitable relief for such Massachusetts borrowers and civil penalties. Since February 25, 2008, the Company and FRC have been operating under a preliminary injunction issued by the Superior Court, as modified on March 31, 2008 (the “Preliminary Injunction”), which enjoined the Company and FRC from foreclosing on certain of such loans made to Massachusetts residents without the approval of the Superior Court and prevented the Company and FRC from selling, transferring, or assigning any such Massachusetts residential mortgage loan unless certain conditions were met.
On April 17, 2009, the Commonwealth, the Company and FRC entered into a Final Judgment By Consent (the “Final Judgment”). The Final Judgment will only become effective after: (i) the Company files a motion requesting that the Bankruptcy Court approve the Final Judgment, which the Company expects to timely file; (ii) the Bankruptcy Court issues an order approving the Final Judgment; (iii) the Bankruptcy Court’s order approving the Final Judgment becomes a final, non-appealable order, which can only occur following the expiration of a ten-day period to allow for the filing of any appeal; and (iv) the Superior Court approves and enters the Final Judgment. The date when all of the conditions set forth in (i) through (iv) are satisfied will be the “Effective Date.”
Prior to the Effective Date, if the Bankruptcy Court has not entered a final approval of the Final Judgment by June 21, 2009, the Commonwealth, in its sole discretion, may elect to withdraw its consent to this Final Judgment, whereupon the rights of all parties shall revert to the rights each party had prior to entering this Final Judgment.

Pursuant to the terms of the Final Judgment, FRC will pay $10 million to the Commonwealth on the Effective Date. If neither FRC nor Fremont General Credit Corporation, a subsidiary of the Company (“FGCC”), is the subject of a bankruptcy proceeding under the Bankruptcy Code as of a date which is approximately 95 days after the Effective Date, and no court has determined that either the Company or FRC has violated any of the terms of the Final Judgment, the Commonwealth will withdraw with prejudice the proof of claim in the estimated amount of $20 million that it previously filed with the Bankruptcy Court on December 12, 2008. In the event that either FRC or FGCC are in bankruptcy proceedings on such date, then the Commonwealth may void the Final Judgment and refund the $10 million as more fully discussed below.
To the extent the Final Judgment becomes effective, the Preliminary Injunction will be modified and will become a permanent injunction that will only apply to loans to Massachusetts residents or to loans secured by property in Massachusetts (the “Permanent Injunction”). The parties agree that the entry of the Permanent Injunction may not be construed as, evidence that FRC or the Company used or employed unfair or deceptive acts or practices. Pursuant to the Permanent Injunction, the Company or FRC must provide the Massachusetts Attorney General (the “Attorney General”) with prior notice before initiating or advancing a foreclosure on any such mortgage loan originated by FRC. If the Attorney General does not provide a written objection, the Company or FRC may proceed with the foreclosure. In the event that there is a written objection, the parties have agreed to follow the resolution procedures set forth in the Final Judgment. In addition, before the Company or FRC may sell, transfer or assign any mortgage loan originated by FRC that is secured by any residential property in Massachusetts, they must (i) provide the Attorney General prior notice; (ii) a purchaser or assignee from FRC must agree to be bound by the foreclosure and sale restrictions of the Permanent Injunction; and (iii) a copy of the written assignment must be provided to the Attorney General.
In consideration of the Company and FRC’s compliance with the provisions of the Final Judgment, upon the entry of this Final Judgment by the Superior Court, the Commonwealth will release and forever discharge the Company and FRC from the claims set forth in the Massachusetts Action. This general release is subject to possible revocation as more fully discussed below.
If either FRC or FGCC is the subject of a bankruptcy proceeding under the Bankruptcy Code as of a date which is approximately 95 days after the Effective Date, then the Commonwealth may elect to void the aforementioned release and file a notice with the Superior Court to recommence the Massachusetts Action, provided, however, that such notice must be filed on or before 125 days following the Effective Date. Upon the filing of such notice, the Commonwealth shall have the right to immediately recommence litigation against the Company and FRC for any alleged misconduct, including for the conduct set forth in the Massachusetts Action. Before filing this notice with the Superior Court, the Commonwealth must repay to FRC the entirety of the $10 million paid by FRC on the Effective Date. In addition, if the Commonwealth exercises its right to recommence the litigation, then nothing in the Final Judgment will limit the total amount of the claim that may be sought by the Commonwealth in any FRC bankruptcy or the rights of the Company, FRC or FGCC to object to any claim sought by the Commonwealth.

Fremont Indemnity Company (In Liquidation) v. Fremont General Corporation, et al.; Fremont Indemnity Company (In Liquidation as Successor in Interest to Comstock Insurance Company) v. Fremont General Corporation, et al.; and Insurance Commissioner of the State of California v. Fremont General Corp. et al.
In June 2004, the Commissioner, as statutory liquidator of Fremont Indemnity, filed suit in Los Angeles Superior Court against the Company alleging it improperly utilized certain net operating loss deductions (“NOLs”) allegedly belonging to Fremont Indemnity (the “Fremont Indemnity Case”). In 2005, the Commissioner filed an additional and separate complaint against the Company on behalf of Fremont Indemnity as successor in interest to Comstock Insurance Company (“Comstock”), a former affiliate of Fremont Indemnity, which was subsequently merged into Fremont Indemnity. This case alleged similar causes of action regarding the utilization of the NOLs as in the Fremont Indemnity Case as well as assertions of improper transactions with other insurance subsidiaries and affiliates of Fremont Indemnity (the “Comstock Action”). In 2008, FRC was added as a defendant in both the Fremont Indemnity Case and the Comstock Action.
As a result of disagreements as to whether Fremont Indemnity, which is in liquidation, and/or its subsidiaries could be considered as part of the Company’s consolidated taxpayer group for federal tax purposes, the Commissioner requested that the Internal Revenue Service (“IRS”) issue a private letter ruling to resolve the dispute, which the IRS issued on July 26, 2006 (the “Tax Consolidation Dispute”). Based upon this IRS private letter ruling, the Commissioner has taken the position that Fremont Indemnity and its subsidiaries should be included in the Company’s consolidated taxpayer group and the Company has maintained its objection to such tax treatment.
In March 2008, the Commissioner filed a lawsuit in California state court asserting, on behalf of Fremont Indemnity, claims of ownership of substantial portions of certain artwork, including any related proceeds from the sale of such artwork, that at any time were in the possession or control of the Company or any of its affiliates. That state court lawsuit was removed to the Bankruptcy Court on July 11, 2008, and is now a pending adversary proceeding (the “Art Adversary Dispute”) wherein the Commissioner has asserted ownership rights to such artwork and related proceeds.
In connection with the aforementioned actions, the Commissioner filed four proofs of claim with the Bankruptcy Court asserting against the Company all of the claims set forth in the Fremont Indemnity Case, the Comstock Action, the Art Adversary Dispute, and the Tax Consolidation Dispute. Collectively, the liquidated amount of the claims asserted by the Commissioner are approximately $489 million, as well as claims based upon various alleged unliquidated components.
On April 17, 2009, the Company, FRC, Fremont Compensation Insurance Group, Inc. (“FCIG”), which is a direct subsidiary of the Company (FCIG, the Company and FRC are collectively referred to herein as the “Fremont Entities”), and the Commissioner, as the statutory liquidator of Fremont Indemnity and the statutory conservator of Life, entered into a Stipulation and Agreement regarding the global and integrated settlement and release of all claims and disputes

(the “Stipulation”). The Stipulation will not be effective until the occurrence of the following events: (i) the Company files a motion on or before April 23, 2009 requesting that the Bankruptcy Court approve the Stipulation, which the Company expects to timely file; (ii) the Commissioner files a motion on or before April 23, 2009 requesting that the Superior Court of the State of California for the County of Los Angeles assigned to preside over the statutory liquidation case involving Fremont Indemnity (the “Liquidation Court”) and the state court overseeing the conservation of Life (the “Life Court”) approve the Stipulation; (iii) the Bankruptcy Court issues an order approving the Stipulation; (iv) the Liquidation Court and the Life Court each issue orders approving the Stipulation; and (v) the Bankruptcy Court’s order, the Liquidation Court’s order and the Life Court’s order approving the Stipulation become final, non-appealable orders, following the expiration of any applicable waiting periods. The date when all of the conditions set forth in (i) through (v) are satisfied will be the “Stipulation Effective Date.”
In consideration of the aggregate and integrated final settlement of all claims and disputes between them, the Fremont Entities and the Commissioner agreed to the following:
Tax Matters: Within 20 days of the Stipulation Effective Date, the Fremont Entities will make any necessary requests, enter into any agreements and/or make any necessary filings with the IRS to document that Fremont Indemnity has been deconsolidated from the group of affiliates of the Company that elect to participate in a consolidated federal taxpayer group so that Fremont Indemnity may utilize on its separate tax returns without limitation or restriction any NOL generated by Fremont Indemnity on or after January 1, 2003. In addition, after the Stipulation Effective Date, the Company will reasonably cooperate with the Commissioner in the preparation, filing, approval and consummation of the statutory liquidation case involving Fremont Indemnity as more fully set forth in the Stipulation.
Life Stock: On the Stipulation Effective Date, FCIG, as the holder of all of the issued and outstanding stock of Life, will transfer to Fremont Indemnity all of its right, title, and interest in the stock of Life.
Proofs of Claim: On the Stipulation Effective Date, each of the proofs of claim filed by the Commissioner with the Bankruptcy Court will be withdrawn, disallowed, and expunged in their entirety, with prejudice. The Commissioner will be allowed a $5 million general unsecured non-priority claim in the Company’s bankruptcy proceeding, which claim shall be the sole and exclusive right to payment the Commissioner, Fremont Indemnity and Life will have against the Company’s bankruptcy estate.
Disposition of the Artwork Adversary Dispute: On the Stipulation Effective Date, the Commissioner will receive $4.1 million of the funds, presently held in escrow, from the sale of certain of the Company’s artwork. The Company will receive the remaining proceeds held in an escrow account (approximately $300,000) and ownership rights to all of the remaining artwork, including any future proceeds from the sale or disposition of such artwork.
Cash Payment: On the Stipulation Effective Date, FRC will pay to Fremont Indemnity $5.0 million in cash.

Dismissal of Pending Litigation: As soon as practicable after the Stipulation Effective Date, the Commissioner will cause to be dismissed with prejudice all of the aforementioned actions, including any counterclaim or cross-complaint filed therein, and the Fremont Entities will cause to be dismissed with prejudice any proofs of claim filed in connection with the statutory liquidation case involving Fremont Indemnity.
Exchange of Releases: Except for the agreements and obligations expressly undertaken or to be performed under the Stipulation, on the Stipulation Effective Date, in consideration of the payments and other consideration recited in the Stipulation, the Commissioner, Fremont Indemnity, Life and the Fremont Entities will mutually release, acquit, and forever discharge each party and certain related parties (subject to specified exceptions) from the claims set forth in the aforementioned actions.
Documents filed with the Bankruptcy Court
Documents filed with the Bankruptcy Court in connection with the Company’s bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.
Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: April 20, 2009	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer